UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

MERCADOLIBRE, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	98-0212790
(State of incorporation or organization)	(I.R.S. Employer Identification Number)

Tronador 4890, 8th Floor Buenos Aires, C1430DNN, Argentina	C1430DNN (Argentina)
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box ☐

Securities Act registration statement file number to which this form relates: 333-142880

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share.	The Nasdaq Stock Market LLC

Securities to be registered pursuant to Section 12(g) of the Act:     None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $0.001 per share, of MercadoLibre, Inc., a Delaware corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-142880), as initially filed with the Securities and Exchange Commission (the “SEC”) on May 11, 2007, as amended (the “Registration Statement”), and such description is incorporated herein by reference. Such description included in any form of prospectus relating to the Registration Statement subsequently filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby deemed incorporated by reference herein.

Item 2.	Exhibits.

Not applicable.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MERCADOLIBRE, INC.

By:	/s/ Marcos Galperin
Marcos Galperin President and Chief Executive Officer

Date: August 7, 2007

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